UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest events reported)        July 10, 2002
                                                    ---------------------------
                                                         (July 9, 2002)
                                                    ---------------------------


Commission          Registrant, State of Incorporation,        I.R.S. Employer
File Number         Address and Telephone Number             Identification No.
-----------         ----------------------------------       ------------------
333-32170           PNM Resources, Inc.                          85-0468296
                    (A New Mexico Corporation)
                    Alvarado Square
                    Albuquerque, New Mexico  87158
                    (505) 241-2700


 Alvarado Square, Albuquerque, New Mexico                          87158
 ----------------------------------------                          -----
 (Address of principal executive offices)                       (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
(Former name, former address and former fiscal year, if changed since last report)




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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

         99.1     Second Quarter 2002 Earnings Estimates

Item 9.    Regulation FD Disclosure

The Company is filing in this Form 8-K its press release issued by the Company on July 9, 2002 and as an exhibit its Second Quarter 2002 Earnings Estimates.

                   PNM Resources Lowers 2002 Earnings Estimate

ALBUQUERQUE, N.M., July 9, 2002 - Continued weakness in the wholesale power market has caused PNM Resources (NYSE: PNM) to reduce its 2002 earnings estimate. The company now expects operating earnings for the full year will be in the range of $1.90 to $2.10 per share. Second quarter earnings are expected to be in the range of 25 cents per share.

"Although the PNM electric utility continues to perform well, the depressed level of wholesale prices in the West, coupled with the significantly decreased trading activity in that market, has severely limited the potential of our power marketing arm so far this year," said PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba. "We are lowering our earnings expectations because it appears increasingly likely that these adverse conditions will persist through the end of 2002."

Several factors, including an abundance of available hydropower from the Pacific Northwest, cooler weather through May and June, low natural gas prices, the number of new generating plants coming on line, and the lingering slowdown in the regional economy have all contributed to keeping power prices down in 2002. Additionally, fewer credit-worthy counterparties and political and regulatory uncertainty regarding the western marketplace have significantly reduced market liquidity and trading volume as some companies have curtailed their activity or exited the business altogether. These factors resulted in a 25% reduction in wholesale sales compared to the first half of 2001.

Other contributing factors include increased coal costs and lower earnings in the gas utility business as a result of a mild spring and reduced gas sales for electric generation in New Mexico.

"Fortunately, PNM Resources has the liquidity and the financial strength to weather this downturn in the market," Sterba continued. "We have a steady cash flow from our utility operations, a relatively low level of debt and a healthy cash position. We intend to maintain this conservative financial posture."

To preserve the company's strong financial position, management will control expenses and limit capital expenditures. Construction expenditures in 2002, originally budgeted at $391 million, have been reduced by $111 million to $280 million for the year. Planned construction expenditures through 2003 have been reduced in total by over $400 million.

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

Although the current environment has led the company to scale back its expansion plans, the company will continue to operate in the wholesale market. Expansion of the PNM generating portfolio will depend upon acquiring favorably priced assets at strategic locations and securing long-term commitments for the power from those new plants.

 "PNM has been a participant in the wholesale power market for more than a decade and this business remains an integral part of our strategic plan," Sterba said.

A call to discuss this revision to 2002 earnings guidance will be broadcast live over the Internet at 9:00 a.m. EDT on Wednesday, July 10, 2002. The web cast can be accessed through the company website at PNM.COM and will be available for replay through
 July 19, 2002.

PNM Resources plans to announce its financial results for second-quarter 2002 after the market closes on Monday, July 22.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the performance of generating units and transmission system and uncertainties relating to PNM's litigation with Western Resources and related costs, and state and federal regulatory and legislative decisions and actions, including the wholesale electric power pricing mitigation plan ordered by the Federal Energy Regulatory Commission (FERC) on June 18, 2001, rulings issued by the New Mexico Public Regulation Commission (NMPRC) pursuant to the Electric Utility Industry Restructuring Act of 1999, as amended, and in other cases now pending or which may be brought before the FERC or NMPRC could cause PNM operating revenues and earnings to differ from results forecast in this news release. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001, Form 10Q for the quarter ended March 31, 2002 and Form 8-K filings with the Securities and Exchange Commission.



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


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PNM RESOURCES, INC.
                                ----------------------------------------------
                                                 (Registrant)


Date:  July 10, 2002                          /s/ John R. Loyack
                                ----------------------------------------------
                                                John R. Loyack
                                     Vice President, Corporate Controller
                                         and Chief Accounting Officer
                                (Officer duly authorized to sign this report)



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